Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

PowerFleet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.01 per share	Rule 457(c) Rule 457(f)(1) Rule 457(f)(3)	76,521,350	(1)	—	$158,397,236	(2)	0.00014760	$23,379.43

	Total Offering Amounts						$158,397,236			$23,379.43

	Total Fees Previously Paid									—

	Net Fee Due									$23,379.43

(1)	Represents the estimated maximum number of shares of common stock, par value $0.01 per share (“Powerfleet common stock”), of PowerFleet, Inc. (the “Registrant”) to be issued upon the completion of the transactions contemplated by the Implementation Agreement, dated as of October 10, 2023 (the “implementation agreement”), by and among the Registrant, MiX Telematics Limited (“MiX Telematics”) and Main Street 2000 Proprietary Limited and is the sum of (a) the product obtained by multiplying (x) 0.12762 by (y) 199,991,487 ordinary shares of MiX Telematics, no par value (“MiX ordinary shares”), which is the sum of (i) 154,416,487 MiX ordinary shares outstanding as of November 13, 2023 and (ii) 45,575,000 MiX ordinary shares issuable upon exercise of outstanding stock appreciation rights as of November 13, 2023, and (b) the product obtained by multiplying (x) 3.19056 by (y) 15,984,165 American Depositary Shares, each of which represents 25 MiX ordinary shares (“MiX ADSs”), outstanding as of November 13, 2023.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act. Such amount equals the product obtained by multiplying (x) $2.07, the average of the high and the low prices per share of Powerfleet common stock, as reported on The Nasdaq Global Market on November 10, 2023, which is within five business days prior to the filing of this Registration Statement on Form S-4, by (y) 76,521,350 MiX ordinary shares (including those represented by MiX ADSs), less $1,959, which is the estimated amount of cash payable by the Registrant to holders of MiX ordinary shares and MiX ADSs pursuant to the implementation agreement in exchange for the maximum number of MiX ordinary shares (including those represented by MiX ADSs) expected to be exchanged as represented in footnote (1) above.